                                                                     Exhibit 4.4

                                                                                                             _______________________
                                                                                                                      UNITS
                                                                HANOVER CAPITAL
                                                             MORTGAGE HOLDINGS, INC.
                                                                                                             _______________________
________________
     NUMBER                                  INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND            SEE REVERSE FOR CERTAIN
  U                                                                                                                DEFINITIONS
________________

                   THIS CERTIFICATE IS TRANSFERABLE
                    IN BOSTON, MA OR NEW YORK, NY                                                               CUSIP 410761 20 9


                      THIS CERTIFIES THAT, FOR VALUE RECEIVED












                   (the "Registered Holder") is the owner of the number of fully paid and non-assessable Units specified above, transferable only on the books of Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the
                   "Corporation), by the Registered Holder thereof in person or by his or her duly authorized attorney, upon surrender of this Unit Certificate properly endorsed.

                        Each Unit consists of one share of the Corporation's Common Stock, par value $.01 per share (the "Common
                   Stock"), and one Stock Purchase Warrant (a "Warrant"), each Warrant entitling the Registered Holder thereof to purchase one share of Common Stock at an exercise price of $_____ per share at any time during the period beginning on the date (the "Separability Date") that the Warrant becomes detachable and separately transferable from the Common Stock included in the Units and ending on _____, 2000 subject to adjustments in certain events.
                   The terms of the Warrant are governed by a Warrant Agreement dated as of _____, 1997 (the "Warrant Agreement")
                   between the Corporation and State Street Bank & Trust Company, as Warrant Agent (the "Warrant Agent"), and are
                   subject to the terms and provisions contained therein. The Registered Holder of this Unit Certificate consents to all of the terms and provisions contained in the Warrant Agreement by its acceptance hereof. Copies of the
                   Warrant Agreement are on file at the office of the Warrant Agent at 150 Royall Street, Canton, Massachusetts
                   02021, and are available to any Registered Holder upon written request and without cost.

                        This Unit Certificate is not valid unless countersigned and registered by the Transfer Agent, Warrant Agent and registrar of the Corporation.

                        The Warrants and the Shares of Common Stock represented by this Unit Certificate shall not be separately transferable until the Separability Date.

                        IN WITNESS WHEREOF, the Corporation has caused this Unit Certificate to be duly executed, manually or by facsimilie thereunto, by two of its officers duly authorized and a facsimilie of its corporate seal to be imprinted hereon.



                   Dated:                                                              HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                Attest by:                                              By:

                                                                 [HANOVER CAPITAL
                                           /s/ ?                MORTGAGE HOLDINGS,           /s/ ?
                                                                    INC. SEAL]

                                                                                                 CHAIRMAN, PRESIDENT
                                                SECRETARY                                    AND CHIEF EXECUTIVE OFFICER


                        COUNTERSIGNED AND REGISTERED:
                             STATE STREET BANK & TRUST COMPANY
                                               TRANSFER AGENT AND REGISTRAR
                        BY



                                                     AUTHORIZED SIGNATURE



__________________________________________________

AMERICAN BANK NOTE COMPANY        SEPT 5, 1997 fm
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA 90807                052425fc-U
(562) 989-2333
(FAX) (562) 426-7450   500-19X   Proof _____ REV 2
__________________________________________________

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                              ADDITIONAL PROVISIONS

   This Unit Certificate certifies that for the value received the Registered Holder hereby is entitled, at any time commencing on the Separability Date, to exchange each Unit represented by this Unit Certificate for a common stock certificate representing one share of Common Stock and a warrant certificate (a "Warrant Certificate") representing one Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent. At any time during the period commencing on the Separability Date and ending on _______, 2000, upon surrender of a Warrant Certificate, with the exercise form thereof duly executed, at the principal office of State Street Bank & Trust Company and upon payment therefor of the purchase price in lawful money of the United States of America to the order of the Corporation of $_______ per share, the Registered Holder of such Warrant Certificate shall be entitled to purchase from the Corporation a number of shares of Common Stock equal to the number of Warrants set forth on the surrendered Warrant Certificate, which shares shall be fully paid and nonassessable. The exercise price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment, and the Warrants are redeemable by the Corporation, each upon the occurrence of certain events set forth in the Warrant Agreement.

   REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS UNIT CERTIFICATE.

   The shares of _______ Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.5% of the value of the outstanding Capital Stock of the Corporation; or (2) Beneficially Own Capital Stock that would result in the Corporation's being "closely held" under
Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations must immediately notify the Corporation in writing at least 15 days prior to such proposed or attempted transfer. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Capital Stock represented hereby will be automatically designated and treated as shares of Excess Stock which may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

   The following abbreviations, when used in the inscription on the face of this Unit Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT-__________Custodian____________
TEN ENT - as tenants by the entireties                       (Cust)              (Minor)
JT TEN  - as joint tenants with right                      under Uniform Gifts to Minors
          of survivorship and not as                       Act____________________________
          tenants in common                                            (State)
COM PROP- as community property           UNIF TRF MIN ACT-______Custodian (until age_____)
                                                           (Cust)
                                                           _________under Uniform Transfers
                                                            (Minor)
                                                           to Minors Act__________________
                                                                             (State)

     Additional abbreviations may also used though not in the above list.

FOR VALUE RECEIVED, _________________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

______________________________________


_______________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE,
                                 OF ASSIGNEE)

_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________
Units represented by the within Unit Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
Attorney to transfer the said Unit(s) on the books of the within-named Corporation with full power of substitution in the premises.

Dated ____________


                             __________________________________________________
                             THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                     NOTICE: WITH THE NAME AS WRITTEN UPON THE FACE OF THIS
                             UNIT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


IMPORTANT: ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW BY A
           FIRM THAT IS A MEMBER OF A NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE UNITED STATES.

SIGNATURE GUARANTEE

Name: _________________________________________________________________________
                                 (Please Print)

By: ___________________________________________________________________________


Title: ________________________________________________________________________


______________________________________________

AMERICAN BANK NOTE COMPANY     SEPT 5, 1997 fm
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA 90807             052425bk-U
(562) 989-2333
(FAX) (562) 426-7450         Proof _____ REV 2
______________________________________________